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SYNBIOTICS CORPORATION                                              EXHIBIT 11.1
                                                                    ------------
COMPUTATION OF EARNINGS PER SHARE
- --------------------------------------------------------------------------------
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
                                                         Three Months Ended March 31,
                                                         ---------------------------
                                                             1995            1994
                                                         -----------     ----------
PRIMARY EARNINGS PER SHARE:

Net income per statement of operations                   $   754,000     $  419,000
                                                         ===========     ==========

Weighted average number of shares outstanding              5,803,000      5,906,000
                                                         ===========     ==========

Primary earnings per share                               $       .13     $      .07
                                                         ===========     ==========


FULLY DILUTED EARNINGS PER SHARE:

Net income per statement of operations                   $   754,000     $  419,000
                                                         ===========     ==========

Reconciliation of weighted average number of shares per primary computation above, to amount used for fully diluted computation:

Weighted average number of shares outstanding, per
 primary computation                                       5,803,000      5,906,000

Add-effect of outstanding options (as determined by
 the application of the treasury method)                       3,000          6,000
                                                         -----------     ----------


Weighted average number of shares, as adjusted             5,806,000      5,912,000
                                                         ===========     ==========


Fully diluted earnings per share                         $       .13     $      .07
                                                         ===========     ==========
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